U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     FORM 8-K

                                   CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2002

                          VOICE MOBILITY INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                     (Name of Small Business Issuer in its Charter)


      NEVADA                                             33-0777819
-------------------------------          ---------------------------------------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)




180-13777 Commerce Parkway, Richmond, British Columbia, Canada        V6V 2X3
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                        (Zip Code)

                                  (604) 482-0000
--------------------------------------------------------------------------------
                            (Issuer's Telephone Number)

Item 5. Other Events

   On June 13, 2002, Voice Mobility International, Inc. issued a news release announcing an agreement with Aliant Inc. to migrate its 450,000 voicemail customer base to Voice Mobility UCN 200 enhanced messaging platform.

     Exhibit No                     Exhibits
     ----------                     --------

        99.1           News release of Voice Mobility International, Inc.
                       Dated June 13, 2002.




                                    SIGNATURES
                                    ----------

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VOICE MOBILITY INTERNATIONAL, INC.


Date: June 13, 2002                by: /s/James Hutton
                                      ------------------------------------------
                                      James Hutton
                                      President and Director

Exhibit 99.1

                                     EX-99.1
                                   News Release

                             VOICE MOBILITY WINS ALIANT'S
                VOICEMAIL REPLACEMENT AND ENHANCED MESSAGING BUSINESS

VANCOUVER, BC, CANADA - June 13, 2002 - Voice Mobility International, Inc. (TSE:
VMY, OTCBB: VMII and FWB: VMY), developer and provider of carrier-grade enhanced messaging solutions, today announced an agreement with Aliant Inc., Canada's third largest telecommunications company.

At the core of the deal, Voice Mobility will enable the migration of Aliant's 450,000 voicemail customers base to Voice Mobility's UCN 200 enhanced messaging platform. Aliant's wireless customers will be the first to be migrated to Voice Mobility's enhanced messaging platform. This agreement provides for up to $7 million (CDN) in revenue to Voice Mobility over the course of Aliant's 3 year plan to migrate it's voice mail customers. The initial deployment of Voice Mobility's UCN 200 platform will result in a July, 2002 payment of $1.25 million
(CDN) to Voice Mobility.

"Our strategic partnership with Voice Mobility over the last 3 years has culminated in the development of a solution which will allow Aliant to immediately launch an advanced set of messaging solutions that our customers are looking for and which will provide us with an new stream of revenue. Parallel with this, the VMI solution provides us with a lower cost and integrated messaging platform that will allow us to migrate our existing Lucent based voicemail customers without a disruption in service," said Dave Grebenc, Director, e-Business, Aliant Telecom.

Aliant's existing voice messaging technology, like many of their competitors, is over 10 years old and cannot provide the services that subscribers are now demanding. The scalability of Voice Mobility's enhanced messaging platform, combined with the Company's migration and integration solution, validates that Voice Mobility can migrate a service provider with an installed voicemail base of virtually any size in a seamless manner.

When asked about the deal, Jay Hutton, President of Voice Mobility responded, "Communications providers have not yet dealt with the problem of outdated legacy equipment. Our next generation messaging solution resolves the infrastructure problem and enables communications providers to increase service revenues and reduce costs. The migration of Aliant's wireless voicemail customers is only the first in a number of global opportunities. Our target is the existing 500 million network based voicemail mailboxes around the world. The carrier market has been looking for a solution to the messaging dilemma and I believe Voice Mobility is the first in the industry to provide the answer."

About Aliant
------------

Aliant Inc. (AIT-TSE) is one of Canada's leading high-tech companies, providing integrated communications and IT solutions through subsidiary companies operating worldwide. By combining industry-leading expertise from across the group of companies, Aliant utilizes the Aliant PremiumTM model to deliver unique, end-to-end solutions to customers. With 10,000 employees and a market capitalization of almost $5 billion, Aliant ranks in the top 100 publicly traded companies in the country. Further information about Aliant Inc. can be found at www.aliant.ca.
-------------

About Voice Mobility
--------------------

Voice Mobility markets and develops next generation messaging solutions that provide all of the enhanced features and functionality of unified communications while ensuring integration with and replacement of existing voice messaging systems. Voice Mobility markets its software suite to telephone companies and service providers in mature markets and new, growth markets.

Voice Mobility's enhanced messaging solution offers a lower cost of system ownership (ability for carriers and service providers to cease spending capital on legacy equipment), seamless migration of paying customers from first generation systems to second generation technology, new revenue streams through the incremental marketing of enhanced features, and competitive differentiation. For Voice Mobility customers this means increased share of existing customer's wallet, increased customer loyalty and the ability to attract new customers with incremental services. For more information about Voice Mobility visit www.voicemobility.com.

For more information contact:

Voice Mobility International Inc:             Aliant Telecom:
Jay Hutton                                    Isabelle Robinson
President                                     Public Affairs Manager
888-370-8751                                  866-694-6762
investors@voicemobility.com
---------------------------

FORWARD-LOOKING (SAFE HARBOR) STATEMENT

Statements in this press release that relate to future results, strategies and events are based on the company's current expectations. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, future sales, product demand, growth of the unified messaging industry, competition, exchange rate fluctuations, the effect of economic conditions and technological difficulties and other risks detailed in Voice Mobility's filings with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update the information in this press release.